Exhibit 99.1

JoS. A. Bank Clothiers Reports 32% Increase in Profits for Second Quarter of Fiscal Year 2010

HAMPSTEAD, Md.--(BUSINESS WIRE)--September 1, 2010--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that net income for the second quarter of fiscal year 2010 increased 31.7% to $16.5 million, as compared to $12.5 million for the second quarter of fiscal year 2009. Earnings per share for the second quarter of fiscal year 2010 increased 31.1% to $0.59 per share, as compared to $0.45 per share for the second quarter of fiscal year 2009. The second quarter of fiscal year 2010 ended July 31, 2010; the second quarter of fiscal year 2009 ended August 1, 2009.

All earnings per share amounts in this news release represent diluted earnings per share. All share and per share amounts of common shares included in this release have been adjusted to reflect the stock split in the form of a 50% stock dividend distributed on August 18, 2010.

Total sales for the second quarter of fiscal year 2010 increased 12.3% to $188.4 million from $167.7 million in the second quarter of fiscal year 2009, while comparable store sales increased 9.2% and Direct Marketing sales increased 12.4%.

“We are pleased with the Company’s financial performance for the second quarter of fiscal year 2010,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “Our combination of offering high quality men’s clothing at a great value continued to drive solid sales growth for the quarter, which, combined with the leveraging of our operating expenses, has resulted in strong earnings growth. With this quarter’s results, we have achieved earnings growth in 35 of the past 36 quarters when compared to the respective prior year periods, including 17 quarters in a row,” continued Mr. Black.

Comparing the first six months of fiscal year 2010 with the first six months of fiscal year 2009, net income increased 34.7% to $32.3 million, as compared to $24.0 million and earnings per share increased 34.9% to $1.16 per share, as compared to $0.86 per share. Total sales for the first six months of fiscal year 2010 increased 11.2% to $366.5 million from $329.7 million for the first six months of fiscal year 2009, while comparable store sales increased 9.8% and Direct Marketing sales increased 5.6%.

A conference call to discuss the second quarter of fiscal year 2010 earnings will be held Thursday, September 2, 2010 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-230-1951 or (International) 612-288-0337 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on September 2, 2010 until September 9, 2010 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 169693. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 490 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 30, 2010 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In Thousands)

	January 30, 2010	July 31, 2010
	(Audited)	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,853	$89,495
Short-term investments	169,736	114,691
Accounts receivable, net	5,860	8,171
Inventories:
Finished goods	209,443	213,005
Raw materials	8,878	13,040
Total inventories	218,321	226,045
Prepaid expenses and other current assets	16,035	16,590

Total current assets	431,805	454,992

NONCURRENT ASSETS:
Property, plant and equipment, net	124,139	131,089
Other noncurrent assets	420	554
Total assets	$556,364	$586,635

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,225	$32,158
Accrued expenses	85,256	72,644
Deferred tax liability – current	5,064	5,067
Total current liabilities	108,545	109,869

NONCURRENT LIABILITIES:
Deferred rent	51,853	49,535
Deferred tax liability – noncurrent	1,608	247
Other noncurrent liabilities	1,048	1,174
Total liabilities	163,054	160,825

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	183	274
Additional paid-in capital	83,249	83,462
Retained earnings	309,823	342,019
Accumulated other comprehensive income	55	55
Total stockholders’ equity	393,310	425,810
Total liabilities and stockholders’ equity	$556,364	$586,635

Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of January 30, 2010 and July 31, 2010) and do not include the Notes, which are an integral part thereof. The foregoing financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010 and the Annual Report on Form 10-K for the fiscal year ended January 30, 2010, which were filed with the Securities and Exchange Commission on September 1, 2010 and March 31, 2010, respectively.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	August 1, 2009	July 31, 2010	August 1, 2009	July 31, 2010

Net sales	$167,735	$188,412	$329,660	$366,537

Cost of goods sold	64,558	70,082	128,029	134,891

Gross profit	103,177	118,330	201,631	231,646

Operating expenses:
Sales and marketing, including occupancy costs	67,684	73,748	132,629	144,267
General and administrative	14,811	17,175	29,471	33,911
Total operating expenses	82,495	90,923	162,100	178,178

Operating income	20,682	27,407	39,531	53,468

Other income (expense):
Interest income	92	159	161	274
Interest expense	(110)	(5)	(208)	(95)
Total other income (expense)	(18)	154	(47)	179

Income before provision for income taxes	20,664	27,561	39,484	53,647
Provision for income taxes	8,152	11,082	15,517	21,360

Net income	$12,512	$16,479	$23,967	$32,287

Per share information:
Earnings per share:
Basic	$0.46	$0.60	$0.87	$1.17
Diluted	$0.45	$0.59	$0.86	$1.16
Weighted average shares outstanding:
Basic	27,437	27,527	27,437	27,527
Diluted	27,781	27,827	27,769	27,823

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three and six months ended August 1, 2009 and July 31, 2010 and do not include the Notes, which are an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010, which was filed with the Securities and Exchange Commission on September 1, 2010.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Six Months Ended
	August 1, 2009	July 31, 2010

Cash flows from operating activities:
Net income	$23,967	$32,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,896	11,802
Loss on disposals of property, plant and equipment	66	91
Non-cash equity compensation	-	234
Increase (decrease) in deferred taxes	225	(1,358)
Net (increase) in operating working capital and other components	(24,773)	(17,988)

Net cash provided by operating activities	10,381	25,068

Cash flows from investing activities:
Capital expenditures	(7,413)	(12,471)
Net (purchases) maturities of short-term investments	(64,879)	55,045

Net cash provided by (used in) investing activities	(72,292)	42,574

Cash flows from financing activities:	-	-

Net increase (decrease) in cash and cash equivalents	(61,911)	67,642

Cash and cash equivalents – beginning of period	122,875	21,853

Cash and cash equivalents – end of period	$60,964	$89,495

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for the six months ended August 1, 2009 and July 31, 2010 and do not include the Notes, which are an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010, which was filed with the Securities and Exchange Commission on September 1, 2010.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com